EXHIBIT 10.17

                              CONSIGNMENT AGREEMENT

      AGREEMENT dated December 18, 1997 among FLEET PRECIOUS METALS INC., a Rhode Island corporation ("Consignor") with offices at 111 Westminster Street, Providence, RI 02903; TECHNITROL, INC., a Pennsylvania corporation with offices at 1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania 19053 ("Technitrol") and ADVANCED METALLURGY, INCORPORATED, a Pennsylvania corporation with offices at Murray Corporate Park, 1003 Corporate Drive, Export, Pennsylvania 15632 ("Advanced") (Technitrol and Advanced Metallurgy are sometimes hereinafter individually and collectively referred to as "Customer").

      1. Commodities Consigned; Insurance; Title. (a) Commodities consigned hereunder will consist of (i) gold bullion, minimum degree of fineness of 99.95% in bars of approximately 400 troy ounces, 100 troy ounces or 1 kilo each, or in bags of gold grain of approximately 100 troy ounces each; (ii) silver bullion, minimum degree of fineness of 99.90% in bars of approximately 1,000 troy ounces each; (iii) palladium bullion, minimum degree of fineness of 99.95% in sponge or plate; and (iv) copper bullion, minimum degree of fineness of 99.35% in cathodes, wire bars or plate. EXCEPT AS PROVIDED ABOVE, CONSIGNOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, AND CONSIGNOR DISCLAIMS ALL SUCH WARRANTIES. Commodities shall be consigned in amounts as requested by Customer from time to time. At the time of such request, Consignor shall fix, for a period of at least 1 week and not to exceed 1 year, the consignment rate payable with respect to the requested consignment, and shall advise, Customer of the date on which such consignment shall be deemed to be purchased and withdrawn from consignment (the "Payment Date"). At no time shall the value of consigned commodities exceed (i) $20,000,000; (ii) such limit as the parties may agree upon; or (iii) such limit as Consignor may approve in its sole discretion ("Consignment Limit").

      (b) Each delivery of commodities shall be at Customer's expense and, if Customer shall select the carrier for any such delivery, Customer shall bear the risk of any loss by such carrier. Title to consigned commodities shall remain in Consignor until commodities are purchased and withdrawn from consignment. Commodities are deemed to be on consignment until paid for in full, whereupon title to such commodities shall pass to Customer.

      (c) Customer shall deliver to Consignor a letter certifying the names of persons (each an "Authorized Representative") authorized to transact consignment and other transactions hereunder. Any person identifying himself or herself as an Authorized Representative may effect transactions hereunder. Consignor shall have no obligation to ascertain whether the person is in fact an Authorized Representative or is in fact authorized to effect the transaction. Consignor may verify any request for a transaction. Customer authorizes Consignor to record all requests Consignor may receive from Customer or any person purporting to act on behalf of Customer.

      (d) Consignor is obligated to engage only in transactions involving commodities in units, fineness and quantities it customarily maintains in its inventory, but Consignor may from time to time agree to other types of transactions. Commodities in the possession or control of

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Customer or a third party for the account of Customer shall constitute consigned commodities hereunder notwithstanding such commodities (i) are in alloyed form or contained in raw materials, work in process or finished goods, (ii) are delivered to or credited to the account of Customer by a third party in exchange for or in consideration of commodities delivered by Consignor to such third party, or (iii) are sold by Customer to Consignor and then consigned back to Customer.

      2. Valuation. For purposes of this Agreement: (a) the value of gold and palladium bullion shall be determined on the basis of the London Bullion Brokers' second fixing price for such commodity on the valuation date or, if no price is available for such date, then on the basis of said second fixing price on the next previous day for which it is available; (b) the value of silver bullion shall be determined on the basis of Handy & Harman's noon price for such commodity on the valuation date, or if no price is available for such date, then on the basis of said published price for the previous day for which such price was available; and (c) the value of copper bullion shall be determined on the basis of the London Metals Exchange official spot price for such commodity on the valuation date or, if no price is available for such date, then on the basis of said official spot price on the next previous day for which it is available. Should the London Bullion Brokers, Handy & Harman or London Metals Exchange discontinue or alter its practice of quoting a price for gold, palladium, silver or copper, as applicable, on any day for which such a price is necessary for the purposes hereof, Consignor shall announce a substituted index commonly used in the trade to become the method of valuation hereunder.

      3. Payments by Customer. (a) So long as commodities are consigned to Customer hereunder and until the same are withdrawn from consignment and paid for in full, Customer will pay to Consignor a fee computed daily on the value of such commodities at a rate determined at the time of the making of each consignment, such fee(s) to accrue on a daily basis and to be paid on the Payment Date ("Consignment Fees"). In the event that Customer fails to pay the Consignment Fees or other fees agreed to be paid by Customer on the Payment Date for any reason (including, without limitation, as a result of prepayment or late payment), Customer, upon written notice made by Consignor at any time and from time to time and as often as the occasion therefor may arise, immediately shall pay to Consignor such additional cost to Consignor or payment foregone by Consignor resulting therefrom (the "Additional Amounts"), such Additional Amounts to be calculated by Consignor and certified in a notice to Customer.

      (b) At such time as Customer requests the consignment and delivery of commodities, it shall become obligated to pay a market premium per troy ounce announced by Consignor at the time of such consignment ("Market Premium"). Such payment is to be made within 5 business days of Customer's receipt of Consignor's monthly invoice by bank wire to a bank of Consignor's choice. At such time as Customer shall purchase and withdraw commodities from consignment, it shall become obligated to pay to Consignor (i) a purchase price computed in accordance with Paragraph 2 if such purchase is effected by Customer prior to 2:30 P.M., G.M.T., on any business day of Consignor, or (ii) such other mutually agreed purchase price, payment to be made within 2 business days of purchase by bank wire to a bank of Consignor's choice ("Purchase Price Payment"). Commodities shall be deemed to be purchased and withdrawn from consignment at such time as Customer notifies Consignor it elects to purchase such commodities.


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      (c) Customer agrees to pay upon demand interest on any Purchase Price
Payment, Consignment Fees, Market Premium or any other amount not paid when due at a rate per annum equal to the Prime Rate, so called, of Fleet National Bank ("Bank"), plus 5%, from the date of delinquency until payment in full.

      4. Maintenance of Consignment Limit. If the value of commodities on consignment at any time exceeds the Consignment Limit, Customer will promptly either (a) make purchase and payment to Consignor, as provided in Paragraph 3, for consigned commodities having an aggregate value sufficient to result in the value of the remaining consigned commodities to be less than the Consignment Limit, or (b) deliver to Consignor sufficient of such consigned commodities to achieve the same result. Any such delivery shall be at Customer's expense and risk.

      5. True Consignment. This Agreement shall provide for a true consignment and all transactions hereunder shall constitute true consignments of commodities.

      6. Warranties. Customer warrants and represents to Consignor (which warranties and representations shall survive the execution of this Agreement and the delivery of consigned commodities to Customer) that:

      (a) Customer (i) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and (ii) has the corporate power and authority to execute, deliver and perform this Agreement and to carry on business as now conducted. The execution, delivery and performance by Customer of the terms of this Agreement have been authorized by all requisite corporate action and will not violate the charter or bylaws of Customer or any document to which it is a party or by which it is bound. This Agreement constitutes the legal, valid and binding obligation of Customer enforceable in accordance with its terms.

      (b) No Event of Default, as defined herein, and no event which, with the passage of time or the giving of notice, would become an Event of Default, has occurred and is continuing. No statement made by or on behalf of Customer herein or in any writing furnished to Consignor contains an untrue statement of material fact or omits any material fact necessary to make such statement not misleading.

      7. Affirmative and Negative Covenants. Customer covenants, from the date hereof until payment and performance of all obligations of Customer hereunder, Customer shall:

      (a) Do all things necessary to keep in full force and effect its corporate existence; and not dissolve or liquidate and not change its corporate name unless it has provided Consignor with 30 days prior written notice thereof.

      (b) Not create, incur, assume or suffer to exist any mortgage, security interest, pledge, lien or other encumbrance or ownership interest on any of its assets, on any of the consigned commodities or on any products or inventory which contains consigned commodities.

      (c) Furnish to Consignor: (i) within 90 days after the end of each of Customer's fiscal years, a copy of Customer's annual report, the financial statements contained therein


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prepared by an independent certified public accountant acceptable to Consignor;
(ii) within 30 days after filing with the Securities and Exchange Commission, copies of each of Customer's Form 10K and Form 10Q reports; and (iii) such additional information regarding the location use of consigned commodities by Customer as Consignor may reasonably request.

      8. Conditions to Consignor's Obligation to Consign. The obligation of Consignor to deliver and/or consign commodities hereunder is subject to the following conditions precedent: (a) the representations and warranties in Paragraph 6 shall be true and correct on and as of the date hereof and the date each consignment is requested and is to occur; and (b) no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

      9. Default. In case of the occurrence of any one or more of the following events (each an "Event of Default"):

      (a) default in the payment or performance of any of Customer's material obligations or agreements hereunder; or

      (b) any representation or warranty made herein or in any document furnished in connection with this Agreement shall prove to be false or misleading in any material respect; or

      (c) Customer shall make an assignment for the benefit of creditors; file or suffer the filing of any voluntary or involuntary petition under any chapter of the Bankruptcy Code; apply for or permit the appointment of a receiver, trustee or custodian of any of its property or business; become insolvent or suffer the entry of an order for relief under Title 11, United States Code; or make an admission of its inability to pay its debts as they become due; or

      (d) the occurrence of any material loss, theft or destruction of or damage to any of the consigned commodities; or the occurrence of any attachment on any of the consigned commodities;

then in any such event (i) the obligations of Consignor hereunder shall, at Consignor's option, terminate, (ii) Customer shall promptly return to Consignor all commodities theretofore consigned to but not purchased and paid for by Customer, and (iii) all Customer's obligations to Consignor shall become and be immediately due and payable without presentment, demand or notice, all of which are hereby expressly waived, notwithstanding any credit or time allowed to Customer or any agreement to the contrary. Customer shall, at Consignor's request, immediately assemble all consigned commodities, and Consignor may go upon Customer's premises during normal business hours to take immediate possession thereof. Customer shall pay all reasonable legal expenses and attorneys' fees incurred by Consignor in enforcing Consignor's rights, powers and remedies under this Agreement. No failure or delay on Consignor's part to exercise or to enforce any of its rights hereunder or to require strict compliance with the terms hereof and no course of conduct on Consignor's part shall constitute a waiver or relinquishment of any rights hereunder.

      10. Termination; Return of Commodities. Consignor or Customer may terminate this Agreement upon 30 days prior written notice. Upon the giving of such notice or at any time thereafter, Consignor may, at its option, suspend or terminate its obligation to consign or deliver


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commodities hereunder. Upon termination of this Agreement, Customer shall, within 24 hours following the request of Consignor, deliver to Consignor, at Customer's expense and risk, any commodities consigned but not purchased and paid for in full.

      11. Miscellaneous. (a) The rights of Customer under this Agreement may not be assigned without the prior written consent of Consignor. All covenants and agreements of Customer contained herein shall bind Customer, its successors and assigns, and shall inure to the benefit of Consignor, its successors and assigns.

      (b) This Agreement shall be governed by and construed under Rhode Island law. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity of all other terms shall not be affected thereby. Customer submits to the jurisdiction of the courts of Rhode Island and of any federal court located in such state, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or proceeding arising out of the breach by Customer of any of its obligations under this Agreement, and expressly waives any and all objections it may have as to venue in any of such courts and agrees that service of process may be made on Customer by mailing a copy of the summons to the address of Customer on the books and records of Consignor. CUSTOMER WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUIT OR ACTION ARISING OUT OF OR CONCERNING ITS OBLIGATIONS IN CONNECTION WITH THIS AGREEMENT.

      (c) All communications hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, to the address of Consignor or Customer provided above, as applicable, or to such other address as the parties may provide to each other. Notices shall be deemed to have been given when so delivered or 3 days following deposit in the mail.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

WITNESS:                             TECHNITROL, INC.


/s/ Raymond Matsey                   By:      /s/ James Rafferty
------------------------------          --------------------------------------
                                     Title:   Vice President
                                           -----------------------------------


WITNESS:                             ADVANCED METALLURGY,
                                     INCORPORATED


/s/ Raymond Matsey                   By:      /s/ James Rafferty
------------------------------          --------------------------------------
                                     Title:   President
                                           -----------------------------------


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WITNESS:                             FLEET PRECIOUS METALS INC.


/s/ Ronald A. Spectini               By:      /s/ W. Timothy Coggins
-------------------------------         ---------------------------------------
                                        W. Timothy Coggins
                                        Vice President


/s/ Ronald A. Spectini               By:      /s/ John M. Regan
-------------------------------         ---------------------------------------
                                     Name:    /s/ John M. Regan
                                          -------------------------------------
                                     Title:   VP
                                           ------------------------------------


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